EXHIBIT 99.1

Laura Clague Named to Fluidigm Board of Directors

Senior Financial Leader with Broad Corporate and Biotech Expertise

SOUTH SAN FRANCISCO, Calif., Oct. 31, 2018 (GLOBE NEWSWIRE) -- Fluidigm Corporation (NASDAQ:FLDM) today announced the appointment of Laura M. Clague to the company’s Board of Directors and its audit committee. Clague is Chief Financial Officer of Retrophin, Inc., with more than 30 years of experience as a senior financial executive.

Clague has served as CFO at Retrophin since 2014, overseeing its accounting, finance, IT and facilities functions. Previously, she served as Chief Financial Officer of the San Diego and Ohio operations of Amylin Pharmaceuticals, Inc., following its acquisition by Bristol-Myers Squibb and subsequent divestiture to AstraZeneca. Prior to the acquisition, Clague was Vice President, Corporate Controller and Principal Accounting Officer of Amylin, also serving as Chief Financial Officer of Amylin's collaboration with Eli Lilly and Company.

Earlier, Clague held financial roles at Sony Electronics Inc., Cubic Corporation and KPMG. Clague currently serves on the board of directors of LRAD Corporation.

“We are delighted to have such a talented financial leader and biotech executive join our board of directors,” said Chris Linthwaite, President and CEO. “Laura possesses not only a distinguished career in strategic financial leadership at companies experiencing rapid growth and change, but also significant pharma experience. This expertise is of great value to Fluidigm as our business in the translational and clinical research space expands.”

“I am thrilled to join the Fluidigm team at this exciting time when its technology is driving breakthrough insights in science and health,” said Clague. “We’ve entered a rapidly advancing new era for cancer immunotherapies and immunology, one that bodes well for Fluidigm’s future.”

Clague is a Certified Public Accountant in the State of California and received a B.S. in Business Administration from Menlo College.

About Fluidigm
Fluidigm (NASDAQ:FLDM) develops, manufactures, and markets life science analytical and preparatory systems for markets such as mass cytometry, high-throughput genomics, and single‑cell genomics. We sell to leading academic institutions, clinical research laboratories, and pharmaceutical, biotechnology, and agricultural biotechnology companies worldwide. Our systems are based on proprietary microfluidics and multiparameter mass cytometry technology and are designed to significantly simplify experimental workflow, increase throughput, and reduce costs while providing excellent data quality. Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.

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Fluidigm and the Fluidigm logo are trademarks and/or registered trademarks of Fluidigm Corporation in the United States and/or other countries. All other trademarks are the sole property of their respective owners.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding expansion of Fluidigm’s business in certain markets and Fluidigm’s future in relation to gene therapy and immunology. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to risks relating to uncertainty in the regulatory environment, challenges inherent in developing, manufacturing, launching, marketing, and selling new products; potential product performance and quality issues; intellectual property risks; and competition. Information on these and additional risks and uncertainties and other information affecting Fluidigm business and operating results is contained in Fluidigm’s Annual Report on Form 10-K for the year ended December 31, 2017, and in its other filings with the Securities and Exchange Commission, including the Fluidigm Quarterly Report on Form 10-Q for the quarter ended June 30, 2018. These forward-looking statements speak only as of the date hereof. Fluidigm disclaims any obligation to update these forward-looking statements except as may be required by law.

Contacts:

Media

Mark Spearman
Senior Director, Corporate Communications
Fluidigm Corporation
650 243 6621
mark.spearman@fluidigm.com

Investors

Agnes Lee
Vice President, Investor Relations
Fluidigm Corporation
650 416 7423
agnes.lee@fluidigm.com